SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPATIALIZER AUDIO LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 8, 2007

To the Stockholders of
Spatializer Audio Laboratories, Inc.

Dear Stockholders:

Enclosed please find (A) a copy of each of the Form 10-K and Amendment No. 1 to Form 10-K filed on Form 10-K/A of Spatializer Audio Laboratories, Inc. as filed with the Securities and Exchange Commission with respect to the fiscal year ended December 31, 2005 and (B) an additional copy of the proxy card previously distributed to you in connection with the Annual Meeting of Stockholders to be held on January 24, 2007 at 4:00 p.m. at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067. The previous distribution of the proxy card also included the notice of the Annual Meeting as well as a copy of the related proxy statement.

Your vote is important, regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it in the accompanying envelope as soon as possible (the return address upon which is Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, Rhode Island 02940-5067).

Cordially,
SPATIALIZER AUDIO LABORATORIES, INC.

By: _ _

Henry R. Mandell, Chairman of the Board